UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

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DONGXING INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-54112	16-1783194
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3F, No. 26, Hengshan Road, Nangang District, Harbin, Heilongjiang Province, P.R. China 150001

(Address of Principal Executive Office) (Zip Code)

86-1394-000887

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

  "we," "us," "our company," "our" “Company” and "Dongxing International" refer to the combined business of Dongxing International Inc., its consolidated subsidiaries and its consolidated affiliate, as the case may be;

  "Central Dynamic" refers to Central Dynamic Holdings Limited, our direct, wholly-owned subsidiary, a BVI corporation;

  "Dongxing Hong Kong" refers to Dongxing Holdings Limited, our indirect, wholly-owned subsidiary, a Hong Kong corporation;

  "Harbin Donghui" refers to Harbin Donghui Technology Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

  “Harbin Dongxing” refers to Harbin Dongxing Energy Saving Technical Service Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;

  "SEC" refers to the United States Securities and Exchange Commission;

  "China," "Chinese" and "PRC," refer to the People's Republic of China;

  "Renminbi" and "RMB" refer to the legal currency of China;

  "U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;

  "Securities Act" refers to the United States Securities Act of 1933, as amended; and

  "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on June 30, 2016, which was RMB 6.6312 to $1.00. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2016, we entered into and closed an exchange agreement with Central Dynamic and all of the shareholders of Central Dynamic (the "Exchange Agreement"), pursuant to which all of the shareholders of Central Dynamic transferred all of the issued and outstanding stock of Central Dynamic to us, and we issued to the shareholders of Central Dynamic 25,000,000 shares of our common stock (the “ Share Exchange ”).  We currently have 30,000,000 shares of common stock issued and outstanding.

Cheng Zhao is a director and was a 24% shareholder in Central Dynamic.  Mr. Cheng served as our sole director until the completion of the Share Exchange.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2016 (the "Closing Date"), we completed an acquisition of Central Dynamic pursuant to the Exchange Agreement. The acquisition was accounted for as a "reverse acquisition" effected as a recapitalization effected by a share exchange, wherein Central Dynamic is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

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As a result of the acquisition, our consolidated subsidiaries now include:

  Central Dynamic, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands,
  Dongxing Hong Kong, a wholly-owned subsidiary of Central Dynamic which is incorporated under the laws of Hong Kong,
  Harbin Donghui, a wholly-owned subsidiary of Dongxing Hong Kong which is incorporated under the laws of the PRC, and
  Harbin Dongxing, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Harbin Donghui through a series of agreements.

We have included in Item 5.06 below the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Central Dynamic and its operating subsidiaries.

ITEM 5.01        CHANGES IN CONTROL OF REGISTRANT

On September 30, 2016, Cheng Zhao owned 10,000,000 shares of our common stock, representing 100% of the outstanding common stock. On that date, Cheng Zhao surrendered to the Company 5,000,000 of those shares, leaving him the owner of 5,000,000 shares, which still represented all of the outstanding common stock.

As a result of the subsequent closing of the Exchange Agreement, Cheng Zhao, who prior to the Share Exchange owned 100% of our outstanding common stock, now owns 36.7% of our outstanding common stock. The remaining 63.3% of our outstanding stock is owned by the nineteen other individuals who, together with Cheng Zhao, owned Central Dynamic prior to the Share Exchange.

ITEM 5.06       CHANGE IN SHELL COMPANY STATUS

On September 30, 2016, the Company acquired Central Dynamic in a reverse acquisition transaction. Prior to the Share Exchange, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Exchange Agreement, the Company is no longer a shell company. Accordingly, we are including in this Report the following information, which is the information that would be included in a Form 10 if we were to file a Form 10 with the SEC.

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DESCRIPTION OF BUSINESS

We conduct our operations through Harbin Dongxing, our consolidated affiliate. Harbin Dongxing, founded in 2011, is a company engaged in marketing lighting products and services. Harbin Dongxing conducts a portion of its business through two wholly-owned subsidiaries: Harbin Dongrong Lighting Engineering Co., Ltd. and Harbin Dongxing Online Technology Co., Ltd. The offices of Harbin Dongxing and its subsidiaries are located in Harbin City, People’s Republic of China.

The Parent Company

Dongxing International was incorporated in June 2010 in accordance with the laws of the State of Delaware under the name Apex 1, Inc. On November 19, 2015 the Company's corporate name was changed to "Dongxing International Inc." Dongxing International has been a “shell company”, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, since it was organized.

Organization of Central Dynamic and Acquisition by Dongxing International

The corporate structure of Dongxing International and its subsidiaries and affiliates was developed through the following steps:

•	On November 17, 2011 two individuals (Cheng Zhao and Su Dianli) organized Harbin Dongxing as a limited liability company in the PRC. The registered equity was allocated among the founders thus: Cheng Zhao - 97.5%, Su Dianli - 2.5%. Since the time of its organization, Harbin Dongxing has been engaged in the marketing of lighting products and related services.

•	On November 10, 2010 Central Dynamic was organized under the BVI Business Companies Act, 2004 in the British Virgin Islands. Cheng Zhao has served as its director since May 8, 2012. Cheng Zhao purchased 4,250,000 ordinary shares (of the 25,000,000 ordinary shares outstanding) from Central Dynamic for a commitment to pay $42,500, and has purchased an additional 1,750,000 shares from other shareholders for an aggregate price of $12,501. The other 19 shareholders of Central Dynamic acquired their 19,000,000 ordinary shares by committing to pay a total of $179,500 to Central Dynamic. Central Dynamic has not engaged in any business since its formation.
•	On January 12, 2011 Dongxing Hong Kong was organized in Hong Kong under the name "Dongke Holdings Limited. Central Dynamic has been the sole equity-owner of Dongxing Hong Kong since its formation. The corporate name was changed to Dongxing Holdings Limited on November 12, 2014.
•	On January 13, 2016 Harbin Donghui was organized in the PRC as a Wholly Foreign-Owned Enterprise. Dongxing Hong Kong has been the sole equity owner of Harbin Donghui since its formation. Harbin Donghui has conducted no business since its formation other than pursuant to the VIE Agreements discussed below.
•	On March 30, 2016 Harbin Donghui, Harbin Dongxing and the equity owners in Harbin Dongxing entered into the VIE Agreements discussed below, as a result of which Harbin Dongxing became a controlled affiliate of Harbin Donghui.
•	On September 30, 2016 Dongxing International acquired all of the capital stock of Central Dynamic through the Share Exchange with the shareholders of Central Dynamic. This reverse acquisition transaction vested in Dongxing International ownership of the chain of subsidiaries described above.

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After the Share Exchange, our current organizational structure is as follows:

Dongxing International Inc., a Delaware corporation
Central Dynamic Holdings Ltd., a BVI corporation
Dongxing Holdings Limited, a Hong Kong corporation
Outside PRC
Inside PRC
Harbin Donghui Technology Co., Ltd., a PRC corporation
Contractual Relationships
Ownership:
Cheng Zhao - 97.5%, Su Dianli - 2.5%
Harbin Dongxing Energy Saving Technical Service Co., Ltd., a PRC corporation
Harbin Dongxing Online Technology Co., Ltd.
Harbin Dongrong Lighting Engineering Co., Ltd.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On March 30, 2016, prior to the reverse acquisition transaction, Harbin Donghui and Harbin Dongxing and its shareholders, Cheng Zhao and Su Dianli, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Harbin Dongxing became Harbin Donghui’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. Although Harbin Dongxing participates in an industry that is not a restricted or forbidden to foreign investment, PRC regulations make only certain methods of foreign ownership permissible. Stock exchanges are not a permissible method of gaining foreign ownership of a PRC operating company under current PRC regulations. In order for Harbin Donghui to acquire ownership of Harbin Dongxing, Harbin Donghui would have to purchase Harbin Dongxing for cash, and the purchase price would be subject to the approval of the Ministry of Commerce, which would only approve the purchase price after a lengthy review to determine that the purchase price was commercially fair.

Due to the obstacles to actual acquisition of Harbin Dongxing, the Company utilized the VIE Agreements in order to properly gain control and the economic benefits of Harbin Dongxing. The VIE Agreements included:

(1)	an Exclusive Business Cooperation Agreement between Harbin Donghui and Harbin Dongxing pursuant to which Harbin Donghui has the exclusive right and obligation to provide technical support and management and marketing services to Harbin Dongxing in exchange for (i) 95% the total annual net profit of Harbin Dongxing and (ii) RMB 10,000 per month ($1,508). The term of the agreement is indefinite, and Harbin Dongxing is specifically barred from terminating the agreement.
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(2)	an Exclusive Purchase Right Agreement among Cheng Zhao, Su Dianli, Harbin Dongxing and Harbin Donghui under which the shareholders of Harbin Dongxing have granted to Harbin Donghui the irrevocable right and option to acquire all of the equity interests in Harbin Dongxing to the extent permitted by PRC law. If PRC law limits the percentage of Harbin Dongxing that Harbin Donghui may purchase at any time, then Harbin Donghui may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB10 ($1.51) or any other price permitted by PRC law. This option could be exercised if, in the future, the PRC liberalizes the regulations governing acquisition of PRC entities, or if Dongxing International transferred to Harbin Donghui sufficient capital to satisfy the requirements of the Ministry of Commerce as to an adequate purchase price. In the meantime, the Exclusive Purchase Right Agreement serves to protect the Company’s interest in Harbin Dongxing, as Harbin Dongxing shareholders agree to refrain from taking certain actions which might harm the value of Harbin Dongxing or Harbin Donghui’s option;

(3)	A Pledge of Shares Agreement among Cheng Zhao, Su Dianli, Harbin Dongxing and Harbin Donghui under which the shareholders of Harbin Dongxing have pledged all of their equity in Harbin Dongxing to Harbin Donghui to guarantee Harbin Dongxing’s and Harbin Dongxing’s shareholders’ performance of their obligations under the Exclusive Business Cooperation Agreement and the Exclusive Purchase Right Agreement.

As discussed above, share exchanges are not permitted methods to transfer ownership of PRC operating companies to foreign investors. As a result, the VIE agreements are an attempt to give Harbin Donghui the option to gain actual ownership of the shares of Harbin Dongxing in the event it is can be achieved in accordance with PRC laws. The transfer of ownership interests in Harbin Dongxing to Harbin Donghui would be beneficial to U.S. investors because having ownership control, in contrast to contractual rights over Harbin Dongxing, strengthens the control the US parent company has over the operating company, Harbin Dongxing.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. To date, Harbin Dongxing has not made any payment to Harbin Donghui, but all amounts due under the Exclusive Business Cooperation Agreement have been accrued. Our plan for the foreseeable future is that Harbin Dongxing will make payments to Harbin Donghui to the extent necessary for that entity, Dongxing Hong Kong and Central Dynamic to pay their expenses. Harbin Dongxing may also make payments to Harbin Donghui for the purpose of funding the expenses of our U.S. parent company, although in the near term we expect to fund those expenses by borrowing U.S. Dollars from related parties. The remainder of the obligations of Harbin Dongxing to Harbin Donghui will be accrued without interest, penalties or other compensation for the delay in payment. See “Risk Factors - Risks Relating to the VIE Agreements.”

Under the terms of the VIE Agreements, Harbin Dongxing and its shareholders are contractually required to operate Harbin Dongxing prudently and effectively in a manner intended to maximize profits. Without the consent of Harbin Donghui, Harbin Dongxing’s shareholders may not allow it to: dispose of or mortgage its assets or income (except in the ordinary course of business); increase or decrease its registered capital (including issuing any equity securities); enter into any material agreements with its shareholders outside of the ordinary course of business; appoint or remove any of Harbin Dongxing’s directors or management; make any distribution of profits or dividends; or be terminated, liquidated or dissolved.

However, Harbin Dongxing is not specifically prohibited from acting in certain ways which could reduce its value to the Company. For example, Harbin Dongxing can pay its officers and directors compensation without Harbin Donghui’s consent, and such compensation could reduce the net profits payable by Harbin Dongxing to Harbin Donghui under the terms of the Exclusive Business Cooperation Agreement.

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Our Business

Lighting Contracting

Harbin Dongxing was organized in 2011 to engage in the distribution, installation and service of lighting systems, primarily for commercial enterprises. The overall goal of our business is to provide customers with programs for achieving cost-savings by reconstruction of a facility's lighting or cost-efficient programs for lighting new facilities. Among the services that our employees provide to customers are energy diagnosis, project design, equipment procurement, lighting engineering, technology consulting and personnel training. The customers for our services include both commercial enterprises, such as factories and office buildings, and government agencies, including hospitals, schools and roadways.

In 2016 Harbin Dongxing obtained ISO9001 certification. We also obtained China Compulsory Certification for marketing of LED products. These two certifications will allow us to market to government-related industries, such as participants in the electric grid or participants in the communications grid, as well as to bid on government procurements.

In September 2015 Cheng Zhao, the Chairman of Harbin Dongxing, contributed to Harbin Dongxing ownership of Harbin Dongrong Lighting Engineering Co., Ltd. ("Harbin Dongrong"). Harbin Dongrong carries on essentially the same type of business operations as Harbin Dongxing, except that Harbin Dongrong holds certain licenses from the Chinese government that enable it to bid on government contracts and other projects that require a licensed contractor, such as urban road lighting and lighting design and construction on public lands. The website for Harbin Dongrong is www.drzm.com.cn.

LED Lighting

The key to our ability to offer customers cost-savings lighting alternatives is the rapid advances achieved during the past decade in the technology of LED lighting. “LED” is the acronym for light emitting diode, the element of LED lighting that transforms electric current into light. Engineers create diodes by pairing a negatively charged semiconductor. When electric power is connected to the diode, the semiconductors are forced into imbalance and release light as electrons jump to a different energy level.

Over the past decade, as the technology has improved, the popularity of LED lighting has soared. Between 2006 and 2012, sales of LED products in China increased by 539%. The advantages of LED lamps over traditional incandescent and fluorescent lighting include:

•	Longer Life Span. Electrodes in incandescent and conventional fluorescent lamps decay, producing less light over time, and are generally the limiting factor in the lives of the light. The average life span of a traditional lamp is no more than one year. By avoiding the use of electrodes, LED lamps can have life spans of up to 60,000 hours. The extended life reduces the frequency and cost of replacement. It also makes LED lamps particularly suitable for locations or structures where servicing and light replacement are difficult.

•	High Luminous Efficiency. Electrodes in incandescent or conventional fluorescent lighting give rise to power loss and place limits on the gas pressure and its composition. These restrictions do not apply to LED lights, as they have no electrodes. As a result, the power rating and light output of the lamps can be significantly increased.

•	Quick Start. LED lights can be started or restarted without pre-heating. Only a low current is necessary to initiate operation. This enables the size of the distribution box to be reduced, lowering the installation cost. Their quick start-up makes the technology particularly well suited for emergency lighting.

•	Automatic Brightness Adjustment. Many of our products incorporate programmable smart cards, which can adjust the level of brightness based on such factors as the time of day or the level of natural light. The lamps can function at any point down to 30% of their capacity, providing significant flexibility.

•	Energy Efficiency. LED technology can save as much as 75% of the energy that would be used in conventional fluorescent lamps.
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•	High Lighting Quality. LEDs also emit steady light, producing a very limited amount of flickering under steady current.

Marketing

Our marketing is done by a direct sales force. Most of our marketing effort focuses on explaining the savings that our customers will achieve by replacing traditional incandescent and fluorescent lights with new LED lights. When a customer expresses interest, our sales personnel visit the customer's facility and develop a lighting design, drawing from products offered by dozens of manufacturers. We provide the customer a budget as well as an estimate of electric cost savings to be gained by implementing our proposal. If the customer contracts with us, we take a down payment, purchase and install the lights, then monitor the new lighting. All of our installations have either a one-year or a three-year performance guarantee, and we monitor all sales to assure the guarantee is fulfilled. For customers with whom we enter energy management contracts, as described below, we provide five years of after-sales service.

We expect that many of the sales by Harbin Dongxing will take the form of energy management contracts (“EMC”). In this business model, energy efficient equipment is sold to an end user on a payment plan designed to net no cost to the customer: payments by the customer are scheduled to conform to the savings realized from use of the energy efficient equipment. Typically, a customer's payment obligation to us represents 90% of the cost-savings realized in the first year after installation, 80% of the savings in year two; 70% in year three; 60% in year four and 50% in year five. At the end of the fifth year, title to the lighting systems is passed to the customer. Harbin Dongxing and Harbin Dongrong offer this option to customers directly as well as to contractors as part of a broader EMC program. Although an EMC sale results in significantly longer payment terms than a conventional net-90 days sale, profit margins on EMC sales are far higher than on conventional sales, as customers are much less price-resistant in the EMC model. Currently, we have EMC contracts with two customers. Our revenue from these EMC sales has been approximately double our costs for the installation, albeit spread over five years.

Lighting contracts entered by Harbin Dongrong, because they often involve government customers or government-related construction projects, are generally not EMC contracts. In our standard Harbin Dongrong contract, the customer pays us 30% of the contract price when the contract is signed, 30% when the products are delivered; 30% upon installation, and the final 10% after the one year quality guarantee is fulfilled.

Our customers often opt to upgrade their lighting over an extended period, in order to absorb the cost gradually. For example, we currently have a contract with the Harbin Water Supply Group that will result in revenue of $300,000. The contract calls for installation over a three year period, however. The first installations will occur in October of this year, but for only $60,000. The remainder will occur in 2017 and 2018.

Most of our sales to date have occurred in Heilongjiang Province. We expect that when our online platform (discussed below) goes live and becomes well-known, the association of Harbin Dongxing with that website will increase recognition of our brand and increase demand for our services beyond Heilongjiang Province.

Mengqiao Eurasian Trade E-commerce Platform

Harbin Dongxing is located in the Heilongjiang Province of China, which has a border with Russia extending over 3,000 kilometers. Heilongjiang Province's 25 ports (15 shipping ports, 4 aviation ports, 2 railway and 4 road ports) are exceeded in number only by Guangzhou Province. For these reasons, Heilongjiang Province is the natural location for trade with eastern Russia, a notion repeatedly emphasized in the proclamations of both China's State Council and the Provincial government. In October 2013 the national government designated Harbin, the capital of Heilongjiang Province, as a pilot city entitled to implement cross border ecommerce.

In 2013 the price of LED lighting products in China was approximately 40% lower than the price of comparable products in Russia. For that reason, in July 2013 we organized Harbin Dongxing Online Business Trading Co., Ltd. ("Dongxing Online") as a subsidiary of Harbin Dongxing for the purpose of effecting online distribution of Chinese lighting products into Russia. Dongxing Online was established in China with registered capital of 1 million RMB. Since its organization, Dongxing Online has been engaged in developing the Mengqiao Eurasian Trade E-commerce Platform, a B2B website designed to distribute lighting products from China to commercial customers in Russia, with plans to later expand offerings to Eastern Europe. The website (URL: union-bridge.com) now includes over 5,000 products from almost 100 manufacturers. Among the attractive features of the union-bridge.com website are:

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•	product listings, transactions and customer service offered in three languages: Chinese, Russian and English;
•	real-time currency conversion of posted prices;
•	supply and demand information is available to registered users, both suppliers and customers.
•	a variety of payment methods, including Paypal, Alipay and telegraphic transfer, permitting online payment in RMB,U.S. Dollars and Russian Roubles;
•	customer choice of international delivery methods;
•	supplier guarantees of delivery within three days.

Each supplier enters into a Distribution Agreement with Dongxing Online. The agreement provides the supplier will ship products as directed by Dongxing Online, with title and risk of loss retained by the supplier until delivery is complete. Dongxing Online is required to pay for the products upon delivery. The supplier warrants the quality of the products and takes responsibility for the after-sale service that is mandated by Chinese law. The supplier also covenants that the price posted on the website for the advertised goods is the best price offered anywhere.

The website was developed for Dongxing Online under contract by a web development company. The contract provided for the transfer of ownership of the website and its intellectual property to Dongxing Online. The web development company maintains the site on an ongoing basis, for which Dongxing Online pays a fee.

Our goal in developing the Mengqiao Eurasian Trade E-commerce Platform was to surmount some of the difficulties that have limited the growth of Chinese manufacturing exports to Russia. In particular, we have developed extensive avenues on the website for product and market information to be exchanged between manufacturers and customers, aimed at increasing mutual understanding of the market with a view towards optimizing the benefits of trade for both purchasers and sellers. The Platform offers registered users:

•	an information portal, offering supply and demand statistics, information on industry trends, and reports of prior sales and customer feedback, among other items;
•	a transaction portal enabling contracting, documentation, and transaction tracking; and
•	a customer service portal, facilitated by detailed information regarding customer purchases and feedback.

The Mengqiao Eurasian Trade E-commerce Platform will provide Chinese LED manufacturers an orderly medium through which to access the Russian market for lighting products, with significantly lower marketing cost than individualized approaches. To date, we have focused on developing the website and organizing the special relationships that will enable us to access the Russian market when we commence commercialization of the website. Our plan for commercial introduction is a multi-pronged approach to the market, involving:

•	Search engine promotion through the principal search engines, such as Baidu, Yandex and Google;
•	Participation in Russian trade shows sponsored by the LED industry;
•	Promotion in periodicals distributed to the Russian construction industry; and
•	establishment of associations with Russian enterprises involved in marketing to the construction industry.

Our budget for initiating commercialization of the website is $2 million, to pay for the aforesaid advertising and promotion activities as well as to build our after-sales service centers. Revenue from the Mengqiao Eurasian Trade E-commerce Platform will primarily come from fees paid by participants on the Platform and advertising fees for more advantageous positioning on the website. Dongxing Online will also have the benefit of holding the purchase price for products sold on the website between the date when the end user orders the product and the date on which payment is due.

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Intellectual Property

We have registered the copyright for Dongxing Online's trading platform with the National Copyright Administration of the People's Republic of China: the copyright registration number 2015SR078522.

We have also registered our trademark with the national government: trademark registration number TMZC16118206ZCSL01.

Recently Harbin Dongxing was awarded a patent in China for its invention of an LED external control nixie tube. The patent number is ZL201220204547.X.

Employees

The Company has 11 employees: five are employed by Harbin Dongxing and six are employed by Dongxing Online. We believe that our relationship with our employees is good.

Harbin Dongxing carries the following insurance policies for the benefit of its employees:

	Annual Premium
	RMB	US$
Endowment	14,400	2,172
Unemployment	1,320	199
Medical	15,600	2,353
Work-related Injury	360	54
Maternity	360	54

Property

Harbin Dongxing leases a facility of 480 m2 at 26 Hengshan Road in Harbin, although the first floor (approximately 120 m2) is subleased to a store. The lease terminates on April 17, 2018. The annual rental is 300,000 RMB ($45,241). The sublease provides for annual rental of approximately $19,500, and is co-terminous with the master lease.

RISK FACTORS

Investing in our common stock will involve risk. You should carefully consider the risks described below together with all of the other information contained in this Report, including the financial statements and the related notes, before deciding whether to purchase any shares of our common stock. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related To Our Business

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We have only recently initiated operations, and to date we have realized very limited revenues. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our existing and new products and services. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Our current business plan involves initiating online marketing of lighting products, which we expect to be the engine for the growth of our company. However, no

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member of our management has experience with online product distribution, and our website remains in the development stage. Therefore, our ability to carry out our business plan successfully is completely untested. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

Our auditor has indicated that there is a substantial doubt as to whether we will be able to continue as a going concern.

In its report on the financial statements of Harbin Dongxing for the years ended December 31, 2015 and 2014, our independent registered public accounting firm has stated that the fact that the Company has generated limited revenues and does not have positive cash flow from operations raises substantial doubt as to our ability to continue as a going concern. A “going concern” opinion is an indication that the auditor’s review of the company’s resources and business activities raised doubt as to whether the company will be able to realize its assets and discharge its liabilities in the ordinary course of business. The risk of investing in a company whose financial statements carry a going concern opinion is that you are likely to lose all of your investment if the company fails to continue as a going concern. In the case of Dongxing International, the fact that we have minimal assets and a limited source of revenue means that we will continue as a going concern only if we are able to obtain the funds necessary to implement our business plan and are successful in that implementation. If we are not able to convert our business into a going concern, investors in the Company will lose their investment.

Obstacles to trade between Russia and China may interfere with the development of our online business.

Our business plan contemplates that the initiation of distribution operations through our website will yield substantial growth and, in particular, a marked improvement in our cash flow. Our website has been designed to primarily attract Russian customers for lighting products, as our business plan is to take advantage of the proximity of our headquarters in Heilongjiang Province to the border of eastern Russia. However, trade between China and Russia is still hindered by significant difficulties, some the result of historical animosity between Russia and China and some the result of bureaucratic and political impediments to trade. Both governments, for example, impose duties and taxes on cross-border trade that significantly increase the cost of imported products and so reduce demand for those products. In addition, the time required to pass through customs at the border can be substantial, thus adding to the incentive for residents of Russia to purchase products manufactured within Russia. Moreover, the recent declines in he market prices of oil and natural gas has severely damaged the Russian economy, reducing overall demand for products in Russia. These factors may contribute to the difficulty in developing active users in Russia for our online distribution services, which could make our online venture unprofitable.

Our expansion into the international market will require capital investment, which may result in dilution of the equity of our present shareholders or significantly increased borrowing costs.

Our business plan contemplates that we will expand our sales both domestically and internationally. To achieve that aim, we will need capital. So our business plan contemplates that we will raise $2 million in capital during the next year in order to complete development of our product distribution website and initiate marketing. We intend to raise all or a large portion of the necessary funds by selling equity in our company. At present we have no commitment from any source for those funds. We cannot determine, therefore, the terms on which we will be able to raise the necessary amounts. It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds. On the other hand, if we are forced to borrow these amounts, our cost of capital will significantly increase. But if we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

The nature of our receivables and the unavailability of receivables financing in China will restrict our cash flows, and may interfere with our ability to fund growth.

Our standard arrangement with customers requires payment for sales 90 days after delivery. In many situations, however, we afford customers much longer to pay. For example, when we provide lighting products to contractors working on government construction projects, we respect the government practice of paying only after the entire project is inspected by requiring payment 90 days after actual installation of the lamps. In addition, a growing portion of our business involves entering into energy management contracts with customers or participating in energy management contracts written by contractors, under which the customer is not required to pay until cost savings from the energy efficient lamps are realized. In these and similar circumstances, our collection of receivables will take place over an extended period of time. In the meantime, however, the current efforts of China’s government to restrict bank lending and control monetary expansion will prevent us from financing our receivables. As a result, in many cases our cash resources must be used to pay ongoing expenses before the cash revenue arising from those expenses is collected. This situation will limit our cash resources and may, in turn, limit our growth and prevent us from taking advantage of opportunities for expansion and market penetration that present themselves.

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We May Not Be Able To Market Our Website Successfully.

The core of our business plan is the launch of our website for distribution of lighting products. Once we have completed development of the website, we plan to launch a marketing campaign to fully promote and advertise our website. The e-commerce industry is extremely competitive. Though we are not aware of any website offering Chinese lighting products to the residents of Russia, there are currently many general online shopping websites both in China and Russia that sell lighting products.  An effective marketing plan will need to be executed in order to establish a loyal client base, and to get our website known in the marketplace. If we fail to develop such an effective marketing plan, and if we are unable to market our website successfully to consumers, we may not be able to sustain online business operations.

We May Not Be Able to Find Suitable Software Developers at an Acceptable Cost.

We have contracted with a software developer to further develop and upgrade our website and associated backend interface. We will continue to require such expertise in the future, in order to meet the demands of developing online technology. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable personnel at an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. Without these developers, we may not be able to further develop and upgrade the software, which is the most important aspect of our business development.

Our management has limited experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management personnel have no prior experience managing and operating a public company. They will rely in many instances on the professional experience and advice of third parties, including our attorneys and accountants. None of the members of our management staff were educated and trained in U.S. business systems, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the SEC rules and regulations. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in development of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

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The lack of expertise in U.S. GAAP among the staff of our finance department could result in errors in our filings.

The books and records of Harbin Dongxing, our operating entity, are maintained in accordance with bookkeeping practices that are customary in China. The financial statements of Harbin Dongxing and Harbin Donghui are prepared in accordance with accounting principles generally accepted in China. The staff of our finance department, which prepares those financial statements, has experience with Chinese GAAP, but very limited experience with U.S. GAAP. Therefore, in order to file with the SEC consolidated financial statements prepared in accordance with U.S. GAAP, we have engaged an independent consultant who makes the adjustments to the financial statements of Harbin Dongxing and Harbin Donghui necessary to achieve compliance with U.S. GAAP, then will perform the consolidation required to produce the consolidated financial statements of Dongxing International. Because that consultant, who is not present in our executive offices, is the only participant in the preparation of our financial statements possessing a familiarity with U.S. GAAP, there is a risk that the persons responsible for the initial classifications of the elements of our financial results will err in making those classifications, which will cause our reported financial statements to be erroneous. Any such errors, besides being misleading to investors, could result in subsequent restatements, which could have an adverse effect on the perception of the Company among investors.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We require highly qualified personnel and, if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled marketing and administrative personnel in China is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

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The loss of the services of our key employees, particularly the services rendered by Cheng Zhao, our our chief executive officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Cheng Zhao, who founded our business and now serves as our chief executive officer. We currently do not have key employee insurance for our officers and directors. The loss of any of these key employees, including members of our senior management team, could harm our business.

 We Do Not Anticipate Paying Dividends in the Foreseeable Future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Investors requiring current or near-term income from their investment should not invest in our Company.

Risks Relating to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Harbin Donghui provides support and consulting service to Harbin Dongxing pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Harbin Dongxing’s operations are transferred to Harbin Donghui under these agreements.  There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;
•	discontinuing or restricting the operations of Harbin Donghui or Harbin Dongxing;
•	imposing conditions or requirements in respect of the VIE Agreements with which Harbin Donghui or Harbin Dongxing may not be able to comply;
•	requiring our company to restructure the relevant ownership structure or operations;
•	taking other regulatory or enforcement actions that could adversely affect our company’s business; and
•	revoking the business licenses and/or the licenses or certificates of Harbin Dongxing, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Harbin Dongxing, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Harbin Dongxing under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on expanding the operations of Harbin Dongxing and its subsidiaries.  However, the VIE Agreements may not be as effective in providing us with control over Harbin Dongxing as direct ownership.  Under the current VIE arrangements, as a legal matter, if Harbin Dongxing fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Harbin Dongxing, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

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The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Harbin Dongxing or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Harbin Dongxing or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Risks Related To Doing Business In China

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our operating subsidiary and affiliate are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We are a Delaware holding company and most of our assets are located outside of the United States. All of our current business operations are conducted in the PRC through our VIE entity, Harbin Dongxing. In addition, all of our directors and officers are nationals and residents of the PRC, and the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC operating subsidiary and affiliate may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.

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Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without there being any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. In August 2015, the PRC government devaluated the RMB by approximately 3.5%, and by an additional 0.5% in January 2016. Additional devaluation could occur in the future and affect our results. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary's ability to make dividend and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of the subsidiary's registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the EIT Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the New Income Tax Law, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and their global income will generally be subject to the uniform 25% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law, which define “de facto management bodies” as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within the PRC if the following requirements are satisfied:

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(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;
(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission (“ CSRC”) or another PRC regulatory agency determines that CSRC approval was required in connection with the reverse acquisition of Central Dynamic, the reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”). The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule mandating CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Central Dynamic because none of Central Dynamic, Dongxing Hong Kong or Harbin Donghui was a “Special Purpose Vehicle” or an “offshore company controlled by PRC companies or individuals” at the moment of acquisition. However, we cannot assure you that we would be able to obtain the approval required from MOFCOM. If the PRC regulatory authorities take the view that the reverse acquisition of Central Dynamic constituted a round-trip investment without MOFCOM approval, they could invalidate our acquisition and ownership of Central Dynamic.

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Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption law, which strictly prohibits the payment of bribes to government officials.

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We principally have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Risks Related to the Market for Our Stock Generally

The Company may fail to secure a listing for its common stock or, even if it obtains a listing, trading in the common stock may be inadequate to provide liquidity for our shareholders.

We plan in the future to request that a market maker apply to list our common stock on an interdealer electronic quotation system, such as the OTC Pink Market or the OTCQB. Many market makers refuse to be involved in such applications, as the process of applying for a listing consumes the time and effort of their personnel, and often provides little or no reward to the market maker. If we are unable to persuade a market maker to sponsor our common stock on an interdealer electronic quotation system, we will not obtain a listing, and our common stock will remain illiquid. The application process itself is likely to take several months, and will not necessarily result in a listing, as FINRA, which must authorize the listing, has discretion to refuse a listing to a security for many possible reasons pertaining to the likely character of the trading market that could develop in the security. Finally, even if and when our common stock does become listed, the small number of holders of our common stock means that for some indefinite period of time the trading volume in our common stock will be very low. For all of these reasons, for some period of the future, our shareholders may find it difficult or impossible to sell their shares when they wish and for prices they consider reasonable.

If our common stock does become listed for trading, it is likely to subject to penny stock rules.

If a market for our common stock does develop, unless the market price exceeds $5.00 per share, our common stock will be subject to SEC regulations for "penny stock". SEC Rules 15g-1 through 15g-9 under the Exchange Act impose certain sales practice requirements on broker-dealers which sell penny stock to persons other than established customers and “accredited investors” (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule would adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Penny stock includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. If applicable, these requirements would adversely affect the market liquidity of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Accounting for Variable Interest

 Dongxing International is a holding company whose only asset is an indirect 100% ownership interest in Harbin Donghui, a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China on January 13, 2016.  On March 30, 2016, Harbin Donghui entered into three agreements with Harbin Dongxing and with the equity owners in Harbin Dongxing. A summary of the terms of these "VIE Agreements" appears earlier in this Report. Collectively, the VIE agreements provide Harbin Donghui exclusive control over the business of Harbin Dongxing.

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The accounting effect of the VIE Agreements between Harbin Donghui and Harbin Dongxing is to cause the balance sheets and financial results of Harbin Dongxing to be consolidated with those of Harbin Donghui, with respect to which Harbin Dongxing is now a variable interest entity.  Since the parties to the VIE Agreements were both controlled by Cheng Zhao, who is CEO of both Harbin Donghui and Harbin Dongxing, the financial statements included in this report reflect the consolidation of the results of operations and cash flows of Harbin Dongxing since its inception.

Results of Operations

Six Months Ended June 30, 2016 compared to Six Months Ended June 30, 2015

The business of Harbin Dongxing at this time consists entirely of installation of lighting products, primarily in new construction projects. For the future, we expect that online sales by Dongxing Online, a subsidiary of Harbin Dongxing, will produce the greater portion of our revenue. But those sales will not commence until we launch operations of the Dongxing Online website. Our business at this time, therefore, is very seasonal. The weather in Heilongjiang Province is very cold in the first five months of the year, with much snow and ice, making installation of lighting fixtures nearly impossible. Generally, the construction projects in which we are involved are installed during the period from June to December. Project acceptance and payment usually occurs in November and December. As a result, the bulk or our revenues are realized in the second half of the year, particularly the fourth quarter.

Because of the seasonality of our installation business, our total sales revenue for the three and six months ended June 30, 2016 were only $5,159 and $5,897. Sales in the first six months of 2015 were similarly insignificant: $1,060 and $2,218 for the three and six months ended June 30, 2015, respectively.

The sales in the first half of the year, albeit modest, were very profitable. This occurs because the revenue is recorded on our energy management contracts ("EMC"). These are arrangements in which we install lighting products in exchange for a share of the ongoing profits realized by our customers. EMC sales are recorded as sales-type leases, with the present value of the contracted lease payments recorded on our balance sheet as lease payment receivables and the balance of the contracted lease payments recorded as unearned revenue. Through the term of the EMC contract, as payments are made by the customer, the unearned revenue is amortized and recorded as sales revenue. We currently have two EMC arrangements amortizing in this fashion, which yield the revenues recorded in the first six months of each year, when the weather prevents any new installations.

Our operating expenses of $36,426 and $84,471 for the three and six months ended June 30, 2016 were comprised, primarily, of salaries and office rent. Our labor cost is high, relative to revenue, because the majority of our employees are engaged in developing and marketing our online platform. Operating expenses were approximately the same in the three months ended June 30, 2015, and were somewhat lower, $69,199, during the six months ended June 30, 2015, as professional fees relating to preparation for the share exchange increased operating expenses in the first quarter of 2016.

After taking into account our interest expense (net of interest income) and miscellaneous other income, we recorded net loss of $31,469 and $79,165 for the three and six months ended June 30, 2016, compared to net loss of $36,034 and $66,787 for the three and six months ended June 30, 2015. We expect to continue to incur losses until our online marketing business is launched, as we are paying the expenses of that business without any offsetting revenue.

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China on the balance sheet date. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three and six months ended June 30, 2016, foreign currency translation adjustments of $1,266 and $826, respectively, have been reported as other comprehensive income in the consolidated statement of changes in stockholders’ equity.

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Year Ended December 31, 2015 compared to Year Ended December 31, 2014

Sales during 2015 totaled $55,974, an improvement of 167% over sales during 2014. In both periods, sales were entirely comprised of installation of lighting products. Our gross profit on the sales, therefore, consisted of sales revenue less the purchase price of the lighting products and our direct costs of the installation, yielding gross margin of 50% in 2015 and 59% in 2014. On sales in which title to the lighting products passed on installation, revenue was recognized on installation; for the EMC sales, revenue was recognized as a present value discount of expected lease payments in the manner described above.

Operating expenses consisted primarily of general and administrative expenses, which increased by 57% from $125,390 in 2014 to $197,340 in 2015. The increase was primarily attributable to the ramp up of our staff dedicated to developing our online platform. We also recorded asset impairment of $26,927 in 2015 and $17,529 in 2014, in both years representing write-down of the value of two projects that we initiated in 2013 but which remain uncompleted due to delays in the customer's construction project. At December 15, 2015 we had written-down the value of this Project in Progress to the amount of cash that the customer prepaid, which is recorded as an Advance from Customer.

After taking into account our interest expense (net of interest income) and miscellaneous other income, we recorded a net loss of $200,155 for 2015 and a net loss of $143,681 for 2014. For the reasons explained above, our net loss was supplemented by foreign currency translation adjustments of $(353) in 2015 and $(1,471) in 2014 to achieve our total comprehensive loss.

Liquidity and Capital Resources

The development of our company has been funded primarily by contributions to capital and loans from our equity-holders. As a result, at June 30, 2016 we had no debt other than $166,769 owed to related parties. This included $106,832 owed to Harbin Dongke Optronics Science and Technology Co., Ltd., representing lighting products sold to Harbin Dongrong in 2013 for a project that is not yet completed. The debt became consolidated with our balance sheet when our Chairman, Cheng Zhao, contributed Harbin Dongrong to Harbin Dongxing. The debt will be satisfied when the project is completed, Harbin Dongrong is paid, and in turn Harbin Dongrong pays Harbin Dongke. Cheng Zhao was the General Manager of Harbin Dongke until the end of 2015.

At June 30, 2016 we had a working capital deficit of $(71,795). Our company is viable despite the working capital deficit because the amount we owe to related parties far exceeds the deficit, and we will not be required to satisfy the related party debts until we have sufficient cash flow.

Our operations used $101,895 in cash during the first six months of 2016, $143,968 in cash during 2015, and $133,414 in cash during 2014. The aggregate of $379,277 in cash used in operations during that 30 month period was close to the aggregate net loss of $423,001 recorded in the same period. This occurs primarily because:

a. the book value of our fixed assets is negligible, so we record little in depreciation expense; and

b. we carry very little inventory, but generally order products as needed.

The $379,277 cash used in operations during the past 30 months was funded by capital contributions totaling $288,901 and loans from related parties totaling $119,706. From time to time we have taken short-term loans from a Chinese bank, but the balance of that loan had been fully satisfied as of June 30, 2016.

The opinion of our independent registered public accounting firm on our financial statements for the year ended December 31, 2015 expresses substantial doubt as to whether our company is a going concern, due to our limited revenue and negative cash flow. We believe that our related parties will continue to fund our operations for the foreseeable future, and so believe that we can sustain operations at our current level. However, full implementation of our business plan will require significant capital infusions or third party loans. We have no commitment for either equity or debt financing at this time.

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Restrictions on Transfers of Funds

The VIE Agreements among Harbin Donghui and the Harbin Dongxing Shareholders provide that Harbin Donghui is entitled to 95% of the net profits (and will bear all losses) arising from Harbin Dongxing’s operations plus a monthly fee of RMB 10,000 ($1,508).  The VIE Agreements also entitle Harbin Donghui to manage the operations and control the cash flows of Harbin Dongxing.   Although Harbin Donghui is entitled to Harbin Dongxing’s profits, any distributions of such profits from Harbin Donghui to our U.S. parent company must comply with applicable Chinese laws affecting payments from Chinese companies to non-Chinese companies.

The sales revenue and expenses of Harbin Dongxing are denominated in RMB. The Chinese government strictly regulates conversion of RMB into foreign currencies.  Currently, Harbin Dongxing and Harbin Donghui may purchase foreign currencies for settlement of current account transactions, including payments of dividends, without the approval of the State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Pursuant to applicable Chinese laws and regulations, foreign invested enterprises incorporated in China, such as Harbin Donghui, are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE, but must be effected through authorized Chinese banks in accordance with regulatory procedures. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. Compliance with those procedural requirements can result in delays in obtaining foreign exchange, which could interfere with offshore activities by the Company, such as acquisitions, offshore investments, or the payment of dividends to the Company’s shareholders.  Because of the effort involved in obtaining foreign currencies in exchange for RMB, the Company intends to pay most of the operating expenses of its U.S. parent from dollars loaned to the Company by related parties.

Under PRC regulations, the Company’s operating subsidiary, Harbin Dongxing, may pay dividends only out of its accumulated profits, if any, determined in accordance with the accounting standards and regulations prevailing in the PRC. In addition, Harbin Dongxing is required to set aside at least 10% of its accumulated profits each year, if any, to fund the statutory general reserve until the balance of the reserve reaches 50% of its registered capital. The amount in excess of 10% of accumulated profits that may be contributed to the statutory general reserve is at Harbin Dongxing’s discretion. The statutory general reserve is not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses, if any, and may be converted into share capital by the issue of new shares to shareholders in proportion to their existing shareholdings, or by increasing the par value of the shares currently held by them, provided that the reserve balance after such use is not less than 25% of the registered capital.  As of June 30, 2016, no amount has been appropriated from retained earnings and set aside for the statutory reserve by Harbin Dongxing. There remains approximately 5,000,000 RMB ($754,011) to be appropriated from our future profits and set aside for the statutory reserve until we have satisfied the reserve requirement.

Critical Accounting Policies and Estimates

In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values.  In our preparation of the financial statements for the years ended December 31, 2015 and 2014 and the six month periods ended June 30, 2016 and 2015, there were no estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

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Recent Accounting Pronouncements

There were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2016, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons who, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. This table has been prepared based on 30,000,000 shares of Common Stock outstanding as of September 30, 2016.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company,  3F N0. 26 Hengshan Road, Nangang District, Harbin, Heilongjiang Province, P.R. China 150001

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Cheng Zhao	11,000,000	36.7%
All officers and directors As a group (1 person)	11,000,000	36.7%
Wang Ximing	1,990,000	6.6%
Su Dianli	1,750,000	5.8%
Deng Xiuzhi	1,700,000	5.7%

MANAGEMENT

Dongxing International Inc.

The names of the officers and directors of Dongxing International Inc., our U.S. parent company, and certain information about them, are set forth below:

Name	Age	Position(s)	Director Since
Cheng Zhao	41	Chairman of the Board, Chief Executive Officer, Chief Financial Officer	2015

Cheng Zhao. Cheng Zhao has been employed for more than the past ten years in managerial positions in the People's Republic of China. Since 2011 he has served as President and Chief Executive Officer of Harbin Dongxing. From 2008 to 2015, Mr. Cheng was employed as General Manager of Harbin Dongke Optronics Science and Technology Co., Ltd., which manufactured and marketed electronic lighting products. From 2004 to 2008, Mr. Cheng was employed as General Manager of Harbin Litian Scientific and Technological Development Co., Ltd., which developed high-tech products for the agriculture industry. In 2004 Mr. Cheng was awarded a Master's Degree in Business Administration by the City University of Seattle (State of Washington). In 1998, he earned a Bachelor's Degree with a concentration in International Business at the Heilongjiang University of Commerce (Heilongjiang Province).

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Harbin Dongxing Energy Saving Technical Service Co., Ltd.

The names of officers of Harbin Dongxing, our operating company, and certain information about them, are set forth below:

Name	Age	Position(s)
Cheng Zhao	41	President
Guo Ying	42	Finance
Yi Liqiu	44	Engineering Manager
Wang Ximing	30	Human Resources Manager

Cheng Zhao. See above.

Guo Ying. Guo Ying has been employed as Finance Manager for Harbin Dongxing since 2015, after 20 years of employment in financial accounting. From 1996 to 2015, Ms. Guo was employed as Finance Manager by the Heilongjiang Zhongjing Import and Export Company. From 1994 to 1996, Ms. Guo was employed as Finance Manager by the Heilongjiang Mechanical Equipment Import and Export Company. In 2001 Ms. Guo was awarded a Masters Degree in Accounting by the Renmin University of China. In 1994 she was awarded a Bachelor Degree with a concentration in international accounting by the Heilongjiang Financial College. Mr. Guo was certified as a Middle-Level Accountant in 2004.

Yi Liqui. Yi Liqui has fifteen years experience in production engineering, and is currently responsible for supervising the engineering and design functions of Harbin Dongxing. Mr. Yi gained his understanding of LED technology while employed as Electrical Design and Production Supervisor for the Harbin Institute of Technology Bada Group, Director of Electrical Design for the Harbin Huachun Medical Chemistry Environmental Protection Co., Ltd., and Designer and Team Leader for the Harbin Tianye Electronic Co., Ltd., among other employers. Mr. Yi earned a Bachelor degree in industrial automation.

Wang Ximing. Wang Ximing has been responsible for administration and human resources functions at Harbin Dongxing since 2015. From 2009 to 2015, Ms. Wang was employed as Administrative Assistance by Harbin Dongke Optronics Science and Technology Co., Ltd., which is a supplier to Harbin Dongxing. Mr. Wang earned a Bachelor Degree with a concentration in Teaching Chinese as a Foreign Language from East University of Heilongjiang.

Corporate Governance

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as we have only one member of our board of directors. For the same reason, we do not have an audit committee financial expert.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the NYSE MKT.

EXECUTIVE COMPENSATION

Dongxing International has not paid compensation to any officer or director during the past three fiscal years.

Neither Harbin Dongxing nor its subsidiaries has paid compensation to any officer or director during the past three fiscal years. During 2016 Harbin Dongxing commenced paying compensation to its Chairman, Cheng Zhao. Harbin Dongxing pays Cheng Zhao a salary of $530 per month.

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Employment Agreements

Dongxing International does not have any employment agreements with any of its directors or executive officers. Harbin Dongxing, our operating affiliate, has employment agreements with all of its officers other than Cheng Zhao, as required by Chinese labor laws.

 Harbin Dongxing's employment agreement with Guo Ying, its Finance Manager, provides for a monthly salary of 1,500 (approximately $226) with provision for social insurance benefits. The fixed term of the agreement ends on November 9, 2016, but it provides for at will employment after that date.

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended December 31, 2015, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended December 31, 2015, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2015.

Compensation of Directors

None of the members of our Board of Directors receives any compensation for service on the Board, other than compensation for service as an officer of the Company.

TRANSACTIONS WITH RELATED

PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

As described on the first page of this Report, on September 30, 2016, Dongxing International acquired ownership of Central Dynamic and its subsidiaries and affiliate relationship by issuing 25,000,000 shares of common stock. At the time of the Share Exchange, Cheng Zhao was the sole director and officer of Dongxing International and owned 100% of its outstanding shares. Mr. Zhang was also the sole director of Central Dynamic and owned 24% of its outstanding shares.

On March 30, 2016 Harbin Dongxing entered into the VIE Agreements with Harbin Donghui, pursuant to which 95% of the net profits earned by Harbin Dongxing will be paid to Harbin Donghui in compensation for services. On that date, Cheng Zhao was the Chairman of Harbin Dongxing and owned 95% of its registered equity. At the same time, Mr. Zhang was the director and 24% shareholder of Central Dynamic, which indirectly owned 100% of the registered equity of Harbin Donghui.

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Until November 2015 Cheng Zhao was employed as General Manager of Harbin Dongke Optronics Science and Technology Co., Ltd. ("Harbin Dongke"). During 2014 and 2015, Harbin Dongke was the fourth largest supplier of lighting products to Harbin Dongxing. Harbin Dongke is also the largest creditor of Harbin Dongxing due to its sale of products to Harbin Dongrong prior to the acquisition of Harbin Dongrong by Harbin Dongxing.

Except as described above, there have been no transactions since the beginning of the 2013 fiscal year, or any currently proposed transaction, in which Dongxing International or any of its subsidiaries was or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Harbin Dongxing at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Review, approval or ratification of transactions with related persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of related party transactions.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON

EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are not currently eligible for trading on the any market. To date, there has been no bid or asked price posted for the stock. We can provide no assurance that a public market will materialize or be maintained.

Holders

As of September 30, 2016, there were 20 stockholders of record of our common stock. Each of them was a Central Dynamic shareholder who received certificates as a result of the Share Exchange.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China — Restrictions under PRC law on our PRC subsidiary's ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses ".

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Furthermore, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. "Risk Factors — Risks Related to Doing Business In China — Failure to comply with PRC regulations relating to the Foreign Exchange Registration for Oversea Investment and Return Investment by PRC resident ".

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALE OF UNREGISTERED SECURITIES

Except for the Share Exchange, Dongxing International has not sold any of its common stock during the past three years.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 255,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred shareholders, if any.

Our articles of incorporation allow the Board to issue the authorized shares of preferred stock without any vote or further action by its stockholders. The Board has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, the Board could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to the Registrant’s assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock, the right to the redemption of the shares, together with a premium, prior to the redemption of the Common Stock, or the right to voting control of the Company.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. The holders of preferred stock, if issued, may be entitled to dividends, depending on the Board's designation of the rights of the preferred stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC will be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that we must indemnify our directors to the fullest extent authorized by law, thereby affording our officers and directors the full protection permitted by Section 102(b)(7). Our bylaws provide the same right of indemnification to our officers.

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Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The financial statements filed herewith are:

•	Audited financial statements of Harbin Dongxing Energy Saving Technical Service Co., Ltd. for the years ended December 31, 2015 and 2014
•	Unaudited financial statements of Harbin Dongxing Energy Saving Technical Service Co., Ltd. for the six months ended June 30, 2016 and 2015.
•	Unaudited pro forma financial information of the Company and subsidiaries for the year ended December 31, 2015 and the six months ended June 30, 2016.

Exhibits

2.1	Share Exchange Agreement dated September 30, 2016 among Dongxing International Inc., Central Dynamic Holding Limited. and the Shareholders of Central Dynamic Holding Limited.
10.1	Exclusive Business Cooperation Agreement dated March 30, 2016 between Harbin Donghui Technology Co., Ltd. and Harbin Dongxing Energy Saving Technical Service Co., Ltd.
10.2	Exclusive Purchase Right Agreement dated March 30, 2016 between Harbin Donghui Technology Co., Ltd., Cheng Zhao, Su Dianli and Harbin Dongxing Energy Saving Technical Service Co., Ltd.
10.3	Pledge of Shares Agreement dated March 30, 2016 between Harbin Donghui Technology Co., Ltd., Cheng Zhao, Su Dianli and Harbin Dongxing Energy Saving Technical Service Co., Ltd.
10.4	Letter of Authority dated March 30, 2016 given by Cheng Zhao to Harbin Donghui Technology Co., Ltd.
10.5	Letter of Consent dated March 30, 2016 given by Ding Xue to Harbin Donghui Technology Co., Ltd.
10.6	Letter of Authority dated March 30, 2016 given by Su Dianli to Harbin Donghui Technology Co., Ltd.
10.7	Letter of Consent dated March 30, 2016 given by Shu Xueli to Harbin Donghui Technology Co., Ltd.
10.8	Form of Distribution Agreement between Harbin Dongxing Online Technology Co., Ltd. and suppliers.
10.9	Employment Agreement between Harbin Dongxing and Guo Ying

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dongxing International Inc.

Date: October 13, 2016	By:	/s/ Cheng Zhao Cheng Zhao, Chief Executive Officer

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FINANCIAL STATEMENTS

Index To Financial Statements

Harbin Dongxing Energy SavingTechnical Service Company Limited

Dongxing International Inc.

Pro Forma Financial Statements	F-26

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Owners of Harbin Dongxing Energy Saving Technical Service Co., Ltd.

Harbin, China

We have audited the accompanying consolidated balance sheets of Harbin Dongxing Energy Saving Technical Service Co., Ltd. (“Company”) as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive loss, changes in owners’ equity, and cash flows for the years ended December 31, 2015 and 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Dongxing Energy Saving Technical Service Co., Ltd. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 2 to the consolidated financial statements, the Company had working capital deficit of $22,487 as of December 31, 2015, has not generate cash and income from its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Compay, P.A.

Hackensack, NJ
July 8, 2016

F-1

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash	$48,941	$20,368
Accounts receivable, net of allowance for doubtful accounts of $25,467 and $10,536	18,118	751
Inventories	1,954	7,704
Lease payment receivable - current	27,322	30,207
Prepaid rent	24,803	35,417
Due from related parties	23,954	38,416
Project in progress	59,282	62,043
Other current assets	19,971	45,554
Total current assets	224,345	240,460
OTHER ASSETS
Property and equipment, net	117	246
Lease payment receivable	29,413	59,378
Total other assets	29,530	59,624
Total assets	$253,875	$300,084

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES
Short-term bank loans	$30,800	$-
Unearned revenue	3,415	7,588
Due to related parties	123,753	196,216
Advance from customers	59,282	62,043
Accrued expenses and other payables	29,582	22,377
Total current liabilities	246,832	288,224
Total liabilities	246,832	288,224

OWNERS’ EQUITY
Capital	554,244	358,553
Accumulated deficit	(540,648)	(340,493)
Accumulated other comprehensive loss	(6,553)	(6,200)
Total owners’ equity	7,043	11,860
Total liabilities and owners’ equity	$253,875	$300,084

F-2

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Statements of Comprehensive Loss

	For the year ended December 31,
	2015	2014
Sales	$55,974	$21,002

Cost of sales	27,923	8,641

Gross profit	28,051	12,361

Selling expenses	3,179	11,985
General and administrative expenses	197,340	125,390
Asset impairment	26,927	17,529
Total operating expenses	227,446	154,904
Loss from operations	(199,395)	(142,543)

Other income (expenses):
Interest expense, net of interest income	(1,289)	(2,696)
Other income	529	1,558
Total other income (expense)	(760)	(1,138)
Loss before income taxes	(200,155)	(143,681)
Income tax provision	-	-
Net loss	(200,155)	(143,681)
Other comprehensive loss
Foreign currency translation adjustment	(353)	(1,471)
Total comprehensive loss	$(200,508)	$(145,152)

F-3

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Statements of Cash Flow

	For the year ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(200,155)	$(143,681)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation	122	2,820
Bad debt allowance	16,040	10,609
Change in operating assets and liabilities:
Accounts receivable	(34,164)	(11,365)
Other current assets	24,535	(15,214)
Lease payment receivable	30,062	39,341
Prepaid rent	9,413	(3,615)
Inventory	5,632	(941)
Project in progress	-	(9,561)
Accrued expenses and other payables	8,542	5,641
Unearned revenue	(3,995)	(5,817)
Advance from customers	-	(1,631)
Net cash used in operating activities	(143,968)	(133,414)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	195,691	77,897
Proceeds from (repayment of) short-term bank loans	32,080	(32,457)
Proceeds from (repayment of) related party loan	(53,099)	102,697
Net cash provided by financing activities	174,672	148,137
Effect of exchange rate changes on cash	(2,131)	(245)
INCREASE IN CASH	28,573	14,478
Cash-beginning of year	20,368	5,890
Cash-end of year	$48,941	$20,368
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$1,320	$1,753
Cash paid for income taxes	$-	$-

F-4

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Statement of Changes in Owners’ Equity

	Capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total
Balance at January 1, 2014	$280,656	$(196,812)	$(4,729)	$79,115
Capital Contribution	77,897			77,897
Net loss		(143,681)		(143,681)
Foreign currency translation adjustment			(1,471)	(1,471)
Balance at December 31, 2014	358,553	(340,493)	(6,200)	11,860
Capital Contribution	195,691			195,691
Net loss		(200,155)		(200,155)
Foreign currency translation adjustment			(353)	(353)
Balance at December 31, 2015	$554,244	$(540,648)	$(6,553)	$7,043

F-5

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

NOTE 1 CORPORATE INFORMATION

Harbin Dongxing Energy Saving Technical Service Co., Ltd (“Dongxing Energy Saving” or the “Company”) was incorporated in Heilongjiang Province, China on November 17, 2011. The Company provides Energy Diagnosis, Project Design,Project Auditing, Equipment Procurement Services,Construction Engineering,Personnel Training,and Technology Consulting to customers.

Harbin Dongxing Online Technology Co., Ltd (“Dongxing Online”), which is 100% owned by Dongxing Energy Saving, was incorporated in Heilongjiang Province, China on July 29,2013. Dongxing Online engages in Software Development,Website Production,Systems Integration, Web Merchandise Sales, and Import and Export of Goods.

Harbin Dongrong Lighting Engineering Co., Ltd (“Dongrong Lighting”) was incorporated in Heilongjiang Province, China on August, 2011 and became the Company’s wholly owned subsidiary in September 8, 2015. It engages in lighting design and construction for urban roads and landscapes.

Acquisition of Dongrong Lighting

On September 8, 2015, the Company acquired 100% ownership of Dongrong Lighting. Immediately before the acquisition, the Company’s Chairman and CEO, Mr. Cheng, owned 85% of the outstanding equity interest in, and was the CEO of, Dongrong Lighting. The Company followed the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805-50-30 to account for the business acquisition. Since Mr. Cheng held more than 50% of the voting ownership interest and exercised control in both Dongxing Energy Saving and Dongrong Lighting, this acquisition is being accounted for as a business combination between entities under common control, whereby the accounts of Dongrong Lighting are being recognized at their historical amounts. The consolidated financial statements are retroactively adjusted as if the Company owned 100% of Dongxing Lighting at the beginning of the reporting period.

NOTE	2 GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a working capital deficit of $22,487 as of December 31, 2015, and has not generated cash or income from its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to rely on the proceeds from loans from both unrelated and related parties to provide the resources necessary to fund the development of our business plan and operations. The Company also plans to raise funds from domestic and foreign banks and/or financial institutions to increase working capital in order to meet capital demands. However, no assurance can be given that the Company will be successful in raising additional capital.

F-6

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

NOTE	3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation and Consolidation

These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

The consolidated financial statements include the accounts of the Company and its subsidiaries all of which are wholly owned. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts receivable, provision for staff benefits, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Impairment of Long-Lived Assets

In accordance with the ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to management's estimate of future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

F-7

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The Company has adopted ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and includes the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

The Company has no assets and liabilities measured at fair value on a recurring basis.

Cash

Cash included cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. The Company believes the probability of a bank failure, causing loss to the Company, is remote.

Accounts receivable, net of allowance

Accounts receivable are stated at cost, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses, if any, resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories

Inventories consist of raw materials and energy saving lights, which are valued at the lower of cost or market. We determine cost on the basis of the weighted average method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are reserved or written off. Although we believe that the assumptions we use in estimating inventory write-downs are reasonable, future changes in these assumptions could provide a significantly different result.

F-8

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

Property and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
(In years)
Office equipment	3

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue from sales of products is recognized when persuasive evidence of sales arrangements exist, title and risk of loss have been transferred to the customers, the sales amounts are fixed and determinable and collection of the revenue is reasonably assured. Customers have no contractual right to return products.

Revenue from LED lights installation projects is recognized per ASC 605-35 Construction-Type and Production-Type Contracts. All projects were expected to be completed in less than one year. Contract price is recorded as revenue once the project is completed. Deposits received from customers before the project is completed are recorded as Advance from Customers. The costs of the projects, including materials used and other labor costs incurred, are recorded as Project in Progress and recognized as Cost of Sales once the project is complete.

Revenue from LED lights installation projects with profit sharing terms is recognized per ASC 840-30 Capital Leases. On the profit sharing installation projects, the Company transfers ownership of the LED lights to customers at the end of the contract period with no charge. The Company accounts for this type of transactions as a sales-type lease and records as revenue the present value of the total profit sharing receipts from customers at the inception of the profit sharing period and records a Lease Payment Receivable. The difference between the total amount of profit sharing receipts and the present value of the profit sharing receipts is recorded as Unearned Revenue to be amortized over the term of profit sharing period.

F-9

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Foreign currency

The Company and its subsidiaries maintain their books and records in their functional currency, RMB. The consolidated financial statements of the Company are translated from Renminbi (“RMB”) into United States dollars (U.S. Dollars or “US$” or “$”). Accordingly, assets and liabilities of the Company and its subsidiaries are translated from RMB to U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statement of comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are based on the rates as published on the website of People’s Bank of China and are as follows:

	Year 2015	Year 2014
Balance sheet items, except for equity accounts	US$1=RMB6.4936	US$1=RMB6.2046
Items in the statements of income and cash flows	US$1=RMB6.2343	US$1=RMB6.1620

F-10

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

 No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the above rates. The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting.

Recent Accounting Pronouncements

In April 2015, the FASB updated the guidance within ASC 835, Interest. The update provides guidance on simplifying the presentation of debt issuance cost. The amendments require debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The new guidance is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory,” which requires entities to measure inventories at the lower of cost or net realizable value. Under current guidance, inventories are measured at the lower of cost or market. ASU 2015-11 must be applied prospectively and is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2016, or in fiscal 2018 for HEICO. Early adoption is permitted. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments," which requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, including any cumulative effect on earnings as a result of the change to the provisional amounts as if the accounting had been completed as of the acquisition date. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes," which requires that all deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 may be applied either prospectively or retrospectively and is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2016, or in fiscal 2018 for HEICO. Early adoption is permitted. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

 There were no other recent accounting pronouncements that will have a material effect on the Company’s financial position or results of operations.

F-11

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

NOTE 4 OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31, 2015	December 31, 2014
Rent receivable	$18,480	$19,340
Advance to supplier	416	24,992
Employee advance	1,047	194
Other	28	1,028
	$19,971	$45,554

NOTE 5         PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31, 2015	December 31, 2014
Cost:
Office equipment	$8,145	$8,525
Less: Accumulated depreciation	(8,028)	(8,279)
Net book value	$117	$246

Depreciation expense for the years ended December 31, 2015 and 2014 were $122 and $2,820 respectively.

F-12

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

NOTE 6         PROJECT IN PROGRESS

Projects in progress represents costs accumulated on two projects at various stages of completion. Project in progress is classified as current because the projects were expected to be completed within one year. The Company started the two projects in 2013 and could not complete the projects since the projects sites were not ready for the installation of energy saving lights. The Company could not estimate the time when the projects could be completed. The Company performed the impairment test based on the available information and recorded impairment of $26,927 and $17,529 on project in process at December 31, 2015 and 2014, respectively.

NOTE 7         RELATED PARTY TRANSACTIONS

Due to (from) related parties are non-interest bearing and due on demand. The balance of due to (from) related parties consists of the following:

	Notes	December 31,2015	December 31,2014
Shareholders
Cheng,Zhao	(1)	$(13,981)	$(38,416)
Su,DianLi	(2)	450	-
		(13,531)	(38,416)
Officers
Zhang,Deling		955	9,993
		955	9,993
Other related parties
Harbin Dongke Optronics Science and Technology Co., Ltd. ("Dongke")	(3)	122,348	186,223
Dongxing Holdings Limited ("Dongxing HK")	(4)	(9,973)	-
		112,375	186,223

(1)	Mr. Zhao Cheng is the Company CEO and owns 97.5% of the Company. The balances due from Mr. Cheng were $13,981 and $38,416 as of December 31, 2015 and 2014, respectively. The balance was repaid on April 19, 2016.
(2)	Mr. Su DianLi owns 2.5% of the Company.

(3)	Dongke. Dongke is a company established in China. Mr. Zhao Cheng, shareholder and Chief Executive Officer of the Company, is the president of Dongke.

(4)	Dongxing HK. Dongxing HK is a company established in Hong Kong. Mr. Zhao Cheng, shareholder and Chief Executive Officer of the Company, is the sole shareholder of Dongxing HK.

F-13

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

NOTE 8        ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consists of the following:

	December 31, 2015	December 31, 2014
Accrued expenses	$23,363	$5,391
Salary payable	3,833	14,336
Tax payable	2,386	2,650
	$29,582	22,377

NOTE 9        SHORT-TERM BANK LOANS

Short-term bank loan consists of loan payable to Bank of Inner Mongolia, Harbin Nanji branch which is due on April 20, 2016, bearing interest at 6.955% per annum and collateralized by the certificate of cash deposit of Ding Xue who is the wife of the Company’s CEO, Mr. Cheng. The loan was paid off in April 2016

NOTE 10       INCOME TAXES

The Company and its two operating subsidiaries, Dongxing Online and Dongrong Lighting, are generally subject to PRC enterprise income tax (“EIT”). These three companies are subject to an EIT rate of 25% under China’s Unified Enterprise Income Tax Law (“New Tax Law”).

A reconciliation of the provision for income taxes determined at the local income tax rate to the Company’s effective income tax rate is as follows:

	Years ended December 31,
	2015	2014
Pre-tax loss	$(200,155)	$(143,683)
Corporate income tax rate	25%	25%
Income tax	(50,039)	(35,921)
Change of valuation allowance	50,039	35,921
Effective tax expense	$—	$—

The Company had deferred tax assets as follows:
	December 31,	December 31,
	2015	2014
Net operating losses carried forward	$135,162	$85,123
Less: Valuation allowance	(135,162)	(85,123)
Net deferred tax assets	$—	$—

As of December 31, 2015, the Company has approximately $540,000 net operating loss carryforwards available to reduce future taxable income. The net operating loss of Chinese subsidiaries could be carried forward for a period of not more than five years from the year of the initial loss pursuant to relevant PRC tax laws and regulations. It is more likely than not that the deferred tax assets cannot be utilized in the future because there will not be significant future earnings from the entity which generated the net operating loss. Therefore, the Company recorded a full valuation allowance on its deferred tax assets.

F-14

Harbin Dongxing Energy Saving Technical Service Company Limited

December 31, 2015 and 2014

Notes to Consolidated Financial Statements

As of December 31, 2015 and 2014, the Company has no material unrecognized tax benefits which would favorably affect the effective income tax rate in future periods and does not believe that there will be any significant increases or decreases of unrecognized tax benefits within the next twelve months. No interest or penalties relating to income tax matters have been imposed on the Company during the two years ended December 31, 2015 and 2014, and no provision for interest and penalties is deemed necessary as of December 31, 2015 and 2014.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or its withholding agent. The statute of limitations extends to five years under special circumstances, which are not clearly defined. In the case of a related party transaction, the statute of limitations is ten years. There is no statute of limitations in the case of tax evasion.

NOTE 11        COMMITMENT AND CONTINGENCIES

Lease commitments

The Company has entered into office lease agreements with independent parties which expire in April 2018. The Company’s future lease payments under the operating leases are as follows:

2016	$45,627
2017	47,897
2018	14,819
Total	$108,343

The Company subleased part of the office space to a third party with annual rent of approximately $19,500 and expiration date of April 17, 2018. The rental income from sublease was recorded as net of rental expense. Uncollected rent was recorded as rent receivable on balance sheet.

The net rental expense was $30,969 and $38,234 for the year ended December 31, 2015 and 2014, respectively.

NOTE 12        SUBSEQUENT EVENT

The Company has evaluated the existence of significant events subsequent to the balance sheet date through the date the financial statements were issued and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the financial statements.

F-15

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Balance Sheets
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash	$1,269	$48,941
Accounts receivable, net of allowance for doubtful accounts of $24,938 and $25,467	14,779	18,118
Inventories	3,404	1,954
Lease payment receivable - current	26,755	27,322
Prepaid rent	45,769	24,803
Due from related parties	-	23,954
Project in progress	58,051	59,282
Other current assets	26,901	19,971
Total current assets	176,928	224,345
OTHER ASSETS
Property and equipment, net	387	117
Lease payment receivable	15,425	29,413
Total non-current assets	15,812	29,530
Total assets	$192,740	$253,875

LIABILITIES AND OWNERS’ EQUITY(DEFICIENCY)
CURRENT LIABILITIES
Short-term bank loan	$-	$30,800
Unearned revenue	1,981	3,415
Due to related parties	166,769	123,753
Advance from customers	61,918	59,282
Accrued expenses and other payables	18,055	29,582
Total current liabilities	248,723	246,832
Total liabilities	248,723	246,832

OWNERS’ EQUITY(DEFICIENCY)
Capital	569,557	554,244
Accumulated deficit	(619,813)	(540,648)
Accumulated other comprehensive loss	(5,727)	(6,553)
Total owners’ equity(deficiency)	(55,983)	7,043
Total liabilities and owners’ equity(deficiency)	$192,740	$253,875

F-16

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Statements of Comprehensive Loss
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Sales	$5,159	$1,060	$5,897	$2,218

Cost of sales	(308)	-	(308)	-

GROSS PROFIT	4,851	1,060	5,589	2,218

Operating expenses
Selling, General and administrative expenses	(36,426)	(36,990)	(84,471)	(69,199)
Total operating expenses	(36,426)	(36,990)	(84,471)	(69,199)

Loss from operations	(31,575)	(35,930)	(78,882)	(66,981)

Other income (expenses):
Interest income (expense), net	(142)	(340)	(566)	(332)
Other income	248	236	283	526
NET LOSS	(31,469)	(36,034)	(79,165)	(66,787)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	1,266	(68)	826	9

COMPREHENSIVE LOSS	$(30,203)	$(36,102)	$(78,339)	$(66,778)

F-17

Harbin Dongxing Energy Saving Technical Service Company Limited

Consolidated Statements of Cash Flow
(Unaudited)

	For the Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(79,165)	$(66,787)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	-	149
Change in operating assets and liabilities:
Accounts receivables	3,009	-
Other current assets	(7,457)	23,364
Lease payment receivable	13,584	16,106
Prepaid expenses	(21,812)	(8,318)
Inventory	(1,514)	726
Project in progress	-	(29,451)
Accrued expense and other payables	(11,082)	(10,873)
Advance from customers	3,926	4,283
Unearned revenue	(1,384)	(2,218)
Net cash used in operating activities	(101,895)	(73,019)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of office equipment	(275)	(437)
Net cash used in investing activities	(275)	(437)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	15,313	-
Loan proceeds from related parties	70,108	23,652
Proceeds from (repayment of) bank loans	(30,626)	32,633
Net cash provided by financing activities	54,795	56,285
Effect of exchange rate changes on cash	(297)	259
INCREASE IN CASH	(47,672)	(16,912)
Cash-beginning of period	48,941	20,368
Cash-end of period	$1,269	$3,456
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$582	$377
Cash paid for income taxes	$-	$-

F-18

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

NOTE 1 CORPORATE INFORMATION

Harbin Dongxing Energy Saving Technical Service Co., Ltd (“Dongxing Energy Saving” or the “Company”) was incorporated in Heilongjiang Province, China on November 17, 2011. The Company provides Energy Diagnosis, Project Design,Project Auditing, Equipment Procurement Services,Construction Engineering,Personnel Training,and Technology Consulting to customers.

Harbin Dongxing Online Technology Co., Ltd (“Dongxing Online”), which is 100% owned by Dongxing Energy Saving, was incorporated in Heilongjiang Province, China on July 29,2013. Dongxing Online engages in Software Development,Website Production,Systems Integration, Web Merchandise Sales, and Import and Export of Goods.

Harbin Dongrong Lighting Engineering Co., Ltd (“Dongrong Lighting”) was incorporated in Heilongjiang Province, China on August, 2011 and became the Company’s wholly owned subsidiary in September 8, 2015. It engages in lighting design and construction for urban roads and landscapes.

Due to the seasonal nature of the Company’s business, the results of the operations for the three and six months ended June 30, 2016 and 2015 are not necessarily indicative of the expected results of operations for the year ended December 31, 2016 or any subsequent periods.

NOTE	2 GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a working capital deficit of $71,795 and owners’ deficiency of $55,983 as of June 30, 2016, and has not generated cash or income from its operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to rely on the proceeds from loans from both unrelated and related parties to provide the resources necessary to fund the development of our business plan and operations. The Company also plans to raise funds from domestic and foreign banks and/or financial institutions to increase working capital in order to meet capital demands. However, no assurance can be given that the Company will be successful in raising additional capital.

NOTE	3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation and Consolidation

The accompanying unaudited interim consolidated financial statements (“interim statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. The consolidated balance sheet as of December 31, 2015 was derived from the audited consolidated financial statements as of and for the year ended December 31, 2015. These interim statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2015.

F-19

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with US GAAP. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. The significant areas requiring the use of management estimates include, but are not limited to, the allowance for doubtful accounts receivable, estimated useful life and residual value of property, plant and equipment, provision for staff benefits, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

Impairment of Long-Lived Assets

In accordance with the ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to management's estimate of future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. During the reporting periods there was no impairment loss recognized on long-lived assets.

Accounts receivable, net of allowance

Accounts receivable are stated at cost, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses, if any, resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

F-20

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue from sales of products is recognized when persuasive evidence of sales arrangements exist, title and risk of loss have been transferred to the customers, the sales amounts are fixed and determinable and collection of the revenue is reasonably assured. Customers have no contractual right to return products.

Revenue from LED lights installation projects is recognized per ASC 605-35 Construction-Type and Production-Type Contracts. All projects were expected to be completed in less than one year. Contract price is recorded as revenue once the project is completed. Deposits received from customers before the project is completed are recorded as Advance from Customers. The costs of the projects, including materials used and other labor costs incurred, are recorded as Project in Progress and recognized as Cost of Sales once the project is complete.

Revenue from LED lights installation projects with profit sharing terms is recognized per ASC 840-30 Capital Leases. On the profit sharing installation projects, the Company transfers ownership of the LED lights to customers at the end of the contract period with no charge. The Company accounts for this type of transactions as a sales-type lease and records as revenue the present value of the total profit sharing receipts from customers at the inception of the profit sharing period and records a Lease Payment Receivable. The difference between the total amount of profit sharing receipts and the present value of the profit sharing receipts is recorded as Unearned Revenue to be amortized over the term of profit sharing period.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

F-21

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Foreign currency

The Company and its subsidiaries maintain their books and records in their functional currency, RMB. The consolidated financial statements of the Company are translated from Renminbi (“RMB”) into United States dollars (U.S. Dollars or “US$” or “$”). Accordingly, assets and liabilities of the Company and its subsidiaries are translated from RMB to U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statement of comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements are based on the rates as published on the website of People’s Bank of China and are as follows:

	June 30,	December 31,
	2016	2015
Balance sheet items, except for equity accounts	US$1=RMB6.6312	US$1=RMB6.4936

	For the Three Months Ended June 30,
	2016	2015
Items in the statements of comprehensive income and cash flows	US$1=RMB6.5317	US$1=RMB6.1203

	For the Six Months Ended June 30,
	2016	2015
Items in the statements of comprehensive income and cash flows	US$1=RMB6.5303	US$1=RMB6.1288

 No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the above rates. The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting.

Recent Accounting Pronouncements

There were no recent accounting pronouncements that will have a material effect on the Company’s financial position or results of operations.

F-22

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

NOTE 4          OTHER CURRENT ASSETS

Other current assets consist of the following:

	June 30, 2016	December 31, 2015
Rent receivable	$18,097	$18,480
Advance to supplier	7,430	416
Employee advance	151	1,047
Other	1,223	28
	$26,901	$19,971

NOTE 5           RELATED PARTY TRANSACTIONS

Due to (from) related parties are non-interest bearing and due on demand. The balance of due to (from) related parties consists of the following:

	Notes	June 30, 2016	December 31, 2015
Shareholders
Cheng,Zhao	(1)	$19,938	$(13,981)
Su,DianLi	(2)	1,508	450
		21,446	(13,531)
Officers
Zhang,Deling		-	955
		-	955
Other related parties
Harbin Dongke Optronics Science and Technology Co., Ltd. ("Dongke")	(3)	106,832	122,348
Dongxing Holdings Limited ("Dongxing HK")	(4)	(9,766)	(9,973)
Harbin Donghui Science and Technology Co., Ltd("Donghui")	(5)	48,257	-
		145,323	112,375

(1)	Mr. Zhao Cheng is the Company CEO and owns 97.5% of the company.
(2)	Mr. Su DianLi owns 2.5% of the Company.

(3)	Dongke. Dongke is a company established in China and Mr. Zhao Cheng, shareholder and Chief Executive Officer of the Company, is the president of Dongke.

(4)	Dongxing HK. Dongxing HK is a company established in Hong Kong and Mr. Zhao Cheng, shareholder and Chief Executive Officer of the Company, is the sole shareholder of Dongxing HK.

(5)	Donghui. Donghui is a company established in China and is wholly owned by Dongxing HK.

F-23

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

NOTE 6         SHORT-TERM BANK LOANS

Short-term bank loan consists of loan payable to Bank of Inner Mongolia, Harbin Nanji branch which was due on April 20, 2016, bearing interest at 6.955% per annum and collateralized by the certificate of cash deposit of Ding Xue who is the wife of the Company’s CEO, Mr. Cheng. The loan was paid off in April 2016

NOTE 7        INCOME TAXES

The Company and its two operating subsidiaries, Dongxing Online and Dongrong Lighting, are generally subject to PRC enterprise income tax (“EIT”). These three companies are subject to an EIT rate of 25% under China’s Unified Enterprise Income Tax Law (“New Tax Law”).

A reconciliation of the provision for income taxes determined at the local income tax rate to the Company’s effective income tax rate is as follows:

	Six months ended June 30,
	2016	2015
Pre-tax loss	$(79,166)	$(66,787)
Corporate income tax rate	25%	25%
Income tax	(19,792)	(16,697)
Change of valuation allowance	19,792	16,697
Effective tax expense	$—	$—

The Company had deferred tax assets as follows:
	June 30,	December 31,
	2016	2015
Net operating losses carried forward	$154,954	$101,820
Less: Valuation allowance	(154,954)	(101,820)
Net deferred tax assets	$—	$—

As of June 30, 2016, the Company has approximately $620,000 net operating loss carryforwards available to reduce future taxable income. The net operating loss of Chinese subsidiaries could be carried forward for a period of not more than five years from the year of the initial loss pursuant to relevant PRC tax laws and regulations. It is more likely than not that the deferred tax assets cannot be utilized in the future because there will not be significant future earnings from the entity which generated the net operating loss. Therefore, the Company recorded a full valuation allowance on its deferred tax assets.

As of June 30, 2016 and December 31, 2015, the Company has no material unrecognized tax benefits which would favorably affect the effective income tax rate in future periods and does not believe that there will be any significant increases or decreases of unrecognized tax benefits within the next twelve months. No interest or penalties relating to income tax matters have been imposed on the Company during the three months ended June 30, 2016 and 2015, and no provision for interest and penalties is deemed necessary as of June 30, 2016 and December 31, 2015.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or its withholding agent. The statute of limitations extends to five years under special circumstances, which are not clearly defined. In the case of a related party transaction, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion.

F-24

Harbin Dongxing Energy Saving Technical Service Company Limited

Notes To Consolidated Financial Statements
(Unaudited)

NOTE 8        SUBSEQUENT EVENT

The Company has evaluated the existence of significant events subsequent to the balance sheet date through the date the financial statements were issued and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the financial statements.

F-25

DONGXING INTERNATIONAL INC.
Pro forma Consolidated Balance Sheets
As of June 30, 2016
(unaudited)
	(1)	(2)
	Dongxing	Harbin Dongxing	Pro forma		Pro forma
			Adjustments		Consolidated
ASSETS	(historical)	(historical)
CURRENT ASSETS
Cash	$-	$1,269	-		$1,269
Accounts receivable	-	14,779	-		14,779
Inventories	-	3,404	-		3,404
Lease payment receivable - current	-	26,755	-		26,755
Prepaid rent	-	45,769	-		45,769
Project in progress	-	58,051	-		58,051
Other current assets	-	26,901	-		26,901
Total current assets	-	176,928	-		176,928
OTHER ASSETS
Property and equipment, net	-	387	-		387
Lease payment receivable	-	15,425	-		15,425
Total non-current assets	-	15,812	-		15,812
Total assets	$-	$192,740	-		$192,740

LIABILITIES AND SHAREHOLDERS’ EQUITY(DEFICIENCY)
CURRENT LIABILITIES
Unearned revenue	$-	$1,981	-		$1,981
Due to related parties	-	166,769	-		166,769
Advance from customers	-	61,918	-		61,918
Accrued expenses and other payables	-	18,055	-		18,055
Total current liabilities	-	248,723	-		248,723
Total liabilities	-	248,723	-		248,723

OWNERS’ EQUITY(DEFICIENCY)
Common stock	1,000	-	2,000	(A)	3,000
Capital in excess of par value	151,652	569,557	(125,621)	(A)(B)	595,588
Accumulated deficit	(152,652)	(619,813)	123,621	(B)	(648,844)
Accumulated other comprehensive loss	-	(5,727)			(5,727)
Total owners’ equity(deficiency)	-	(55,983)	-		(55,983)
Total liabilities and owners’ equity(deficiency)	$-	$192,740	-		$192,740

(1) Source: unaudited financial statements of Dongxing International Inc. ("Dongxing") as of June 30, 2016, as filed in the Quarterly Report on Form 10-Q with the SEC on August 5, 2016.
(2)Source: unaudited financial statements of Harbin Dongxing Energy Saving Technical Service Company Limited ("Harbin Dongxing ") as of June 30, 2016, as filed in this Form 8-K.
(A) Reflects the issuance of 25,000,000 to the ultimate shareholders of Harbin Dongxing and cancellation of 5,000,000 shares resulting in 30,000,000 total shares outstanding of Dongxing after the reverse merger.
(B) Elimination of Dongxing's accumulated deficit as a result of recapitalization.

F-26

DONGXING INTERNATIONAL INC.
Pro forma Consolidated Statements of Comprehensive Loss
For the Six Months Ended June 30, 2016
(unaudited)
	(1)	(2)	Pro forma	Pro forma
	Dongxing	Harbin Dongxing	Adjustments	Consolidated
	(historical)	(historical)
Sales	$	$5,897		$5,897

Cost of sales		(308)		(308)

GROSS PROFIT		5,589		5,589

Operating expenses
Selling, General and administrative expenses	(10,585)	(84,471)		(95,056)
Total operating expenses	(10,585)	(84,471)		(95,056)

Loss from operations		(78,882)		(78,882)

Other income (expenses):
Interest income (expense), net		(566)		(566)
Other income		283		283
NET LOSS	(10,585)	(79,165)		(89,750)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	-	826	-	826

COMPREHENSIVE LOSS	$(10,585)	$(78,339)		$(88,924)

Net loss per share - basic and diluted	$(0.00)			$(0.00)
Weighted average shares outstanding-basis and diluted	10,000,000			30,000,000

(1) Source: unaudited financial statements of Dongxing International Inc. ("Dongxing") for the period ended June 30, 2016, as filed in the Quarterly Report on Form 10-Q with the SEC on August 5, 2016.
(2)Source: unaudited financial statements of Harbin Dongxing Energy Saving Technical Service Company Limited ("Harbin Dongxing ") as of June 30, 2016, as filed in this Form 8-K.

F-27

DONGXING INTERNATIONAL INC.
Pro forma Consolidated Statements of Comprehensive Loss
For the Year Ended December 31, 2015
(unaudited)
	(1)	(2)	Pro forma	Pro forma
	Dongxing	Harbin Dongxing	Adjustments	Consolidated
	(historical)	(historical)
Sales	$	$55,974		$55,974

Cost of sales		(27,923)		(27,923)

GROSS PROFIT		28,051		28,051

Operating expenses
Selling, General and administrative expenses	(18,446)	(227,446)		(245,892)
Total operating expenses	(18,446)	(227,446)		(245,892)

Loss from operations	(18,446)	(199,395)		(217,841)

Other income (expenses):
Interest income (expense), net		(1,289)		(1,289)
Other income		529		529
NET LOSS	(18,446)	(200,155)		(218,601)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments		(353)	-	(353)

COMPREHENSIVE LOSS	$(18,446)	$(200,508)		$(218,954)

Net loss per share - basic and diluted	$(0.00)			$(0.01)
Weighted average shares outstanding-basis and diluted	10,000,000		20,000,000	30,000,000

(1) Source: audited financial statements of Dongxing International Inc. ("Dongxing") for the year ended December 31, 2015, as filed in the annual Report on Form 10-K with the SEC on February 22, 2016.
(2)Source: audited financial statements of Harbin Dongxing Energy Saving Technical Service Company Limited ("Harbin Dongxing ") for the year ended December 31, 2015, as filed in this Form 8-K.

F-28

DONGXING INTERNATIONAL INC.

Notes to Pro Forma Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On September 30, 2016, Dongxing International Inc. (the “Company” or “Dongxing”) entered into and closed a share exchange agreement with Central Dynamic Holdings Ltd. (“Central Dynamic”) and its shareholders. Pursuant to the terms of the Exchange Agreement, the shareholders, who together own 100% of the ownership rights in Central Dynamic, agreed to transfer all of the issued and outstanding shares of common stock into the Company in exchange for the issuance of an aggregate of 25,000,000 shares of the Company’s common stock, par value $0.0001 per share, thereby causing Central Dynamic and its wholly-owned subsidiaries, Dongxing Holdings Limited (“Dongxing Hong Kong”), a limited liability company incorporated under the laws of Hong Kong, and Harbin Donghui Technology Co., Ltd. (“Harbin Donghui”), a wholly-owned subsidiary of Dongxing Hong Kong which is incorporated under the laws of the PRC. to become subsidiaries of Dongxing, Harbin Dongxing Energy Saving Technical Service Co., Ltd. (“Harbin Dongxing”), a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Harbin Donghui through a series of agreement, became a VIE of Harbin Donghui through the VIE Agreements on March 30, 2016. After giving effect to the above share exchange, Dongxing had total of 30,000,000 shares of common stock outstanding.

As a result of the share exchange, the Central Dynamic shareholders become the majority shareholders and have control of the Company. Dongxing was a non-operating public shell prior to the acquisition. As a result of the acquisition of Central Dynamic, Dongxing is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. Therefore the acquisition of Central Dynamic was accounted for as a recapitalization effected by a share exchange, wherein Central Dynamic is considered the acquirer for accounting and financial reporting purposes with no adjustment to the historical basis of its assets and liabilities.

Central Dynamic and Dongxing Hong Kong are intermediate holding companies and Harbin Donghui is a wholly foreign-owned entity (“WFOE”) of Dongxing Hong Kong. Central Dynamic, Dongxing Hong Kong and Harbin Donghui had no operations prior to reverse merger with Dongxing. Accordingly, the accompanying pro forma consolidated financial statements present the accounts of Dongxing and Harbin Dongxing, the operating entity that was incorporated and based in the PRC.

The accompanying pro forma consolidated statements of comprehensive loss are for the six months ended June 30, 2016 and for the year ended December 31, 2015, as if the acquisition occurred on January 1, 2015. The accompanying pro forma consolidated balance sheets present the accounts of Dogxing and Harbin Dongxing as if the acquisition occurred on January 1, 2015.

F-29

The following adjustments would be required if the acquisition occurred as indicated above:

a.	Reflection of the issuance of 25,000,000 to the ultimate shareholders of Harbin Dongxing and cancellation of 5,000,000 shares resulting in 30,000,000 total shares outstanding of Dongxing after the reverse merger.
b.	Elimination of Dongxing's accumulated deficit as a result of recapitalization.

F-30